Exhibit 99.2

LiveXLive Media to Announce Third Quarter Fiscal 2021 Financial Results on Thursday, February 11th

LOS ANGELES, Feb. 8, 2021 -- LiveXLive Media (Nasdaq: LIVX) ("LiveXLive"), a global platform for livestream and on-demand audio, video and podcast content in music, comedy and pop culture, and owner of PodcastOne, Slacker Radio, React Presents and Custom Personalization Solutions ("CPS"), announced today that it plans to announce its operating and financial results for the third quarter ended December 31, 2020 on Thursday, February 11, 2021.

About LiveXLive Media, Inc.

Headquartered in Los Angeles, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the "Company") (pronounced Live "by" Live) is a leading global all-in-one streaming artist-first platform delivering premium music and entertainment content and livestreams from the world's top artists, expertly curated streaming radio stations, podcasts, vodcasts, and original video and audio on-demand content, as well as personalized merchandise, connecting artists to millions of fans every day. The Company, which has streamed over 1,800 artists since January 2020, has become a go-to partner for the world's top artists and celebrity voices as well as music festivals concerts, creating a valuable connection between bands, fans and brands by building long-term franchises in audio, video, podcasting, pay-per-view (PPV), livestreaming, and specialty merchandise. The Company's library of global concerts, festivals, and events, video-audio podcasts and original shows are also available on iOS, Android, Roku, Apple TV, and Amazon Fire, and through OTT, Samsung TV, STIRR, Sling, and XUMO, in addition to its own app, online website and social channels. The Company's wholly owned subsidiaries are Slacker Radio, React Presents, Custom Personalization Solutions and PodcastOne, which generates more than 2.1 billion podcast downloads annually across more than 350 weekly podcast episodes. For more information, visit www.livexlive.com and follow us on Facebook, Instagram, TikTok and Twitter.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are "forward-looking statements," which may often, but not always, be identified by the use of such words as "may," "might," "will," "will likely result," "would," "should," "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "continue," "target" or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company's reliance on one key customer for a substantial percentage of its revenue; the Company's ability to consummate any proposed financing, acquisition or transaction, the timing of the closing of such proposed event, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all, or that the closing of any proposed financing, acquisition or transaction will not occur or whether any such event will enhance shareholder value; the Company's ability to continue as a going concern; the Company's ability to attract, maintain and increase the number of its users and paid subscribers; the Company identifying, acquiring, securing and developing content; the Company's intent to repurchase shares of its common stock from time to time under the stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; the Company's ability to maintain compliance with certain financial and other covenants; the Company successfully implementing its growth strategy, including relating to its technology platforms and applications; management's relationships with industry stakeholders; the effects of the global Covid-19 pandemic; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of the Company's subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the U.S. Securities and Exchange Commission (the "SEC") on June 26, 2020, Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 16, 2020, and in the Company's other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

LiveXLive IR Contact:

ir@livexlive.com
310-601-2500